Exhibit 5.1

July 28, 2025

Phillips 66

Phillips 66 Company

2331 CityWest Boulevard

Houston, Texas 77042

Re:	Phillips 66 and Phillips 66 Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Phillips 66, a Delaware corporation (the “Phillips 66”), and Phillips 66 Company, a Delaware corporation (“P66Co,” and, together with Phillips 66, the “Companies”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) Phillips 66’s senior unsecured debt securities (the “Phillips 66 Senior Debt Securities”) guaranteed by P66Co (the “Phillips 66 Senior Debt Guarantees”);

(ii) Phillips 66’s subordinated unsecured debt securities (the “Phillips 66 Subordinated Debt Securities”);

(iii) P66Co’s senior unsecured debt securities (the “P66Co Senior Debt Securities” and, together with the Phillips 66 Senior Debt Securities, the “Senior Debt Securities”) guaranteed by Phillips 66 (together with the Phillips 66 Senior Debt Guarantees, the “Senior Debt Guarantees”);

(iv) P66Co’s subordinated unsecured debt securities (the “P66Co Subordinated Debt Securities” and, together with the Phillips 66 Subordinated Debt Securities, the “Subordinated Debt Securities,” and, together with the Senior Debt Securities the “Debt Securities”) guaranteed by Phillips 66 (the “P66Co Subordinated Debt Guarantees,” and, together with the Senior Debt Guarantees, the “Guarantees”);

(v) shares of Phillips 66’s common stock, par value $0.01 per share (the “Common Stock”);

(vi) shares of Phillips 66’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

Gibson, Dunn & Crutcher LLP

811 Main Street Suite 3000 | Houston, TX 77002-6117 | T: 346.718.6600 | F: 346.718.6620 | gibsondunn.com

Phillips 66 Phillips 66 Company	July 28, 2025 Page 2

(vii) warrants for the purchase of any combination of Debt Securities, Common Stock, Preferred Stock, rights or other securities (the “Warrants”);

(viii) depositary shares representing shares of Preferred Stock (the “Depositary Shares”);

(ix) contracts for the purchase or sale of Common Stock or Preferred Stock (the “Stock Purchase Contracts”); and

(x) units of Phillips 66, comprised of (1) a Stock Purchase Contract and (2) a beneficial interest in Phillips 66 Senior Debt Securities, Phillips 66 Subordinated Debt Securities or debt obligations of third parties securing the holder’s obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts (the “Stock Purchase Units”).

The Debt Securities, Guarantees, Common Stock, Preferred Stock, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities.” The Phillips 66 Senior Debt Securities will be issued under an indenture, dated as of April 9, 2020 (the “Phillips 66 Senior Base Indenture”), among Phillips 66, as issuer, P66Co, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Phillips 66 will issue the Phillips 66 Subordinated Debt Securities under an indenture to be entered into between Phillips 66, as issuer, and the Trustee (the “Phillips 66 Subordinated Base Indenture”). The P66Co Senior Debt Securities will be issued under an indenture, dated as of May 5, 2022, among P66Co, as issuer, Phillips 66, as guarantor, and the Trustee (together with the Phillips 66 Senior Base Indenture, the “Senior Base Indentures”). The P66Co Subordinated Debt Securities will be issued under an indenture to be entered into among P66Co, as issuer, Phillips 66, as guarantor, and the Trustee (together with the Phillips 66 Subordinated Base Indenture, the “Subordinated Base Indentures” and, together with the Senior Base Indentures, the “Base Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Senior Base Indentures, forms of the Subordinated Base Indentures and such other documents, corporate records, certificates of officers of the Companies and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Companies and others.

Phillips 66 Phillips 66 Company	July 28, 2025 Page 3

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Companies to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 7 below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that Phillips 66 is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi) in the case of Senior Debt Securities and the Senior Debt Guarantees, at the Relevant Time, the relevant Senior Base Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(vii) in the case of Subordinated Debt Securities and the P66Co Subordinated Debt Guarantees, at the Relevant Time, the relevant Subordinated Base Indenture shall have been duly executed and delivered by the applicable Companies and all other parties thereto and duly qualified under the Trust Indenture Act; and

(viii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the applicable Companies and duly executed and delivered by the applicable Companies and the other parties thereto.

Phillips 66 Phillips 66 Company	July 28, 2025 Page 4

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to any Debt Securities and the Guarantees, when:

a.

the terms and conditions of such Debt Securities and Guarantees, as applicable, have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.	any such supplemental indenture has been duly executed and delivered by Phillips 66 and P66Co, as applicable, and the Trustee (together with the relevant Base Indenture, the “Indentures”), and

c.

such Debt Securities and the Guarantees, as applicable, have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreements, such Debt Securities will be legal, valid and binding obligations of Phillips 66 or P66Co, as applicable, enforceable against Phillips 66 or P66Co, as applicable, in accordance with their respective terms, and the Guarantees will be legal, valid and binding obligations of Phillips 66 or P66Co, as applicable, obligated thereon, enforceable against Phillips 66 or P66Co, as applicable, in accordance with their respective terms.

2.	With respect to shares of Common Stock, when:

a.

such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

b.

any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of Phillips 66, enforceable against Phillips 66 in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

Phillips 66 Phillips 66 Company	July 28, 2025 Page 5

3.	With respect to any shares of Preferred Stock, when:

a.	the certificate of designations relating to such Preferred Stock has been duly executed and filed with the Office of the Secretary of State of the State of Delaware,

b.

such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security and for any additional consideration specified in such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Preferred Stock, and

c.

any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of Phillips 66, enforceable against Phillips 66 in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4.	With respect to Depositary Shares, when:

a.	a deposit agreement relating to such Depositary Shares (“Deposit Agreement”) has been duly executed and delivered by Phillips 66 and the depositary appointed by Phillips 66,

b.	the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and

c.

the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of Phillips 66, enforceable against Phillips 66 in accordance with their terms.

Phillips 66 Phillips 66 Company	July 28, 2025 Page 6

5.	With respect to any Stock Purchase Contracts, when:

a.	the related purchase contract agreement (“Purchase Contract Agreement”), if any, has been duly executed by Phillips 66 and each other party thereto,

b.	the terms of the Stock Purchase Contracts have been established in accordance with the Purchase Contract Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement,

c.

the terms of any collateral or security arrangements relating to such Stock Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

d.

such Stock Purchase Contracts have been executed (in the case of certificated Stock Purchase Contracts) and delivered in accordance with the Purchase Contract Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Stock Purchase Contracts will be legal, valid and binding obligations of Phillips 66, enforceable in accordance with their terms.

6.	With respect to any Warrants, when:

a.	the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by Phillips 66 and each other party thereto,

b.	the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.

the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of Phillips 66, enforceable against Phillips 66 in accordance with their terms.

7.	With respect to any Stock Purchase Units, when:

a.	the unit agreement relating to the Stock Purchase Units (the “Unit Agreement”), if any, has been duly executed and delivered by Phillips 66 and each other party thereto,

Phillips 66 Phillips 66 Company	July 28, 2025 Page 7

b.	the terms of the Stock Purchase Units have been duly established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.

the Stock Purchase Units have been duly executed (in the case of certificated Stock Purchase Units) and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Stock Purchase Units will be legal, valid and binding obligations of Phillips 66, enforceable against Phillips 66 in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of paragraphs 2 and 3 above, the Delaware General Corporation Law (the “DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 2 and 3 above. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above with respect to the Indentures, the Debt Securities and the related Guarantees, as applicable, the depositary receipts representing the Depositary Shares, the Stock Purchase Contracts, any Purchase Contract Agreement, the Warrants, any Warrant Agreement, the Stock Purchase Units and any Unit Agreement (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws, (ii) any waiver (whether or not stated as such) under any Indenture or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (iii) any waiver (whether or not stated as such) contained in any Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or

Phillips 66 Phillips 66 Company	July 28, 2025 Page 8

duty purportedly waived with reasonable specificity, (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party, (v) any purported fraudulent transfer “savings” clause, (vi) any provision in any Document waiving the right to object to venue in any court, (vii) any agreement to submit to the jurisdiction of any Federal court, (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

D. To the extent relevant to our opinions in paragraphs 4, 5, 6 and 7 and not covered by our opinions in paragraphs 1, 2 or 3, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Warrants, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP